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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-56644 and Form S-8 No. 333-86391) pertaining to the Aeroquip-Vickers Savings and Profit Sharing Plan of our report dated June 14, 2001, with respect to the financial statements and schedules of the Aeroquip-Vickers Savings and Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.


                                                      /s/ ERNST & YOUNG LLP

Cleveland, Ohio
June 25, 2001